Registration No. 333-133061

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

Registration Statement Under the Securities Act of 1933

PREMIER COMMERCIAL BANCORP

(Name of Small Business Issuer in its Charter)

CALIFORNIA	32-0120557
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2400 E. KATELLA AVENUE, SUITE 125 ANAHEIM, CALIFORNIA 92806, (714) 978-2400

(Address and Telephone Number of Principal Executive Offices)

2400 E. KATELLA AVENUE, SUITE 125 ANAHEIM, CALIFORNIA 92806

(Address of Principal Place of Business)

KENNETH COSGROVE, CHAIRMAN & CEO

2400 E. KATELLA AVENUE, ANAHEIM, CALIFORNIA 92806, (714) 978-2400

(Name, Address and Telephone of Agent for Service)

Copy to:

Gary Steven Findley, Esq.,1470 N. Hundley Street, Anaheim, CA 92806, (714) 630-7136

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-133061.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐                          .

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class			Proposed Maximum	Proposed Maximum
of Securities to	Amount to be		Offering Price	Aggregate	Amount of
be Registered	Registered(a)		Per Unit	Offering Price	Registration Fee
Common stock (No Par Value)	72,485 shares	(1)	$22.00	$1,594,670.00	$170.63

(1)                                  727,272 shares were registered under Securities Act Registration Statement No. 333-133061, whereby a filing fee of $1,712.00 was previously paid.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Registration Statement is filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), by Premier Commercial Bancorp (the “Company”). This Registration Statement incorporates by reference the contents of the Registration Statement on Form SB-2 (Registration No. 333-133061) which was declared effective by the Commission on May 15, 2006 relating to the offering of up to 727,272 shares of common stock of the Company.

EXHIBITS

3.1*	Articles of Incorporation as amended

3.2*	Bylaws as amended

4.1*	Specimen stock certificate

5.1	Opinion re: legality

10.1*	Premier Commercial Bank, N.A. Employees Retirement Plan and Trust (Tiered Profit Sharing/401(k) Plan)

10.2*	Premier Commercial Bank, N.A. 2001 Stock Option Plan, as amended and form of Incentive and Nonqualified Stock Option Agreements

10.3*

Premier Commercial Bancorp Restricted Stock Award Plan and form of Executive Officer Restricted Stock Award Agreement, form of Senior Officer Restricted Stock Award Agreement, and form of Director Restricted Stock Award Agreement

10.4*	Form of Board of Directors Retainer Agreement

10.5*	Director Deferred Fee Agreement of Mel Smith dated July 15, 2004

10.6*	Employment agreement of Kenneth J. Cosgrove dated December 22, 2004

10.7*	Employment agreement of Ashokkumar Patel dated December 22, 2004

10.8*	Salary continuation agreement dated April 1, 2004 between Kenneth J. Cosgrove and Premier Commercial Bank and Addendum A to the agreement

10.9*	Salary continuation agreement dated April 1, 2004 between Ashok R. Patel and Premier Commercial Bank and Addendum A to the agreement

10.10*	Salary continuation agreement dated April 1, 2004 between Viktor R. Uehlinger and Premier Commercial Bank and Addendum A to the agreement

10.11*	Salary continuation agreement dated April 1, 2004 between Stephen W. Pihl and Premier Commercial Bank and Addendum A to the agreement

10.12*	Lease for the property located at 2400 E. Katella Avenue, Suite 125

10.13*	Lease for the property located at 2400 E. Katella Avenue, Suites 450 and 655

10.14*	Lease for the property located at 2400 E. Katella Avenue, Suite 625

10.15**	Memorandum of Understanding

11.1	Statement re: computation of per share earnings is included in Note A to the financial statements to the prospectus included in Part I of this registration statement

21.1*	Subsidiaries of the Registrant

23.1	Consent of Counsel is included with the opinion re: legality as Exhibit 5.1 to this registration statement.

23.2	Consent of Vavrinek, Trine, Day & Co., LLP

24.1*	Power of Attorney (Included with signatures)

99.1*	Subscription Application

*	Previously filed with the original registration statement .
**	Previously filed with pre-effective amendment #1 to the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized in the city of Anaheim, California, on July 12, 2006.

Premier Commercial Bancorp

By:	/s/Kenneth J. Cosgrove
Kenneth J. Cosgrove
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature And Title	Date

*	July 12, 2006
Kenneth J. Cosgrove, Chairman and CEO

*	July 12, 2006
Edward E. Hatz, Vice Chairman

*	July 12, 2006
Richard T. Letwak, Director

*	July 12, 2006
Robert C. Matranga, Director

*	July 12, 2006
Ashokkumar Patel, Director
President and Chief Operating Officer

*	July 12, 2006
Steven Perryman, Director

*	July 12, 2006
Melvin W. Smith, Director

Signature And Title	Date

*	July 12, 2006
Ronald P. Thon, Director

*	July 12, 2006
Viktor R. Uehlinger, Executive Vice
President and Chief Financial Officer
Principal Accounting Officer

*	July 12, 2006
Anthony M. Vitti, Director

* /s/Kenneth J. Cosgrove
Kenneth J. Cosgrove
as Attorney-In-Fact pursuant to a power of attorney

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Gary Steven Findley & Associates

23.2	Consent of Vavrinek, Trine, Day & Co., LLP.